Investor Contact	7930 Jones Branch Drive
Christian Charnaux	McLean, VA 22102
+1 703 883 5205	www.hiltonworldwide.com

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Aaron Radelet
+1 703 883 5804

Hilton Worldwide Reports Strong Second Quarter 2014 Results, Exceeding EPS and RevPAR Expectations; Raises Full Year Outlook

MCLEAN, Va. (August 1, 2014) - Hilton Worldwide Holdings Inc. ("Hilton," "Hilton Worldwide" or the "Company") (NYSE: HLT) today reported its second quarter 2014 results and raised its full year 2014 outlook. Highlights include:

•	EPS and EPS, adjusted for special items, for the second quarter both increased 24 percent from the same period in 2013 to $0.21

•	Net income attributable to Hilton stockholders for the second quarter was $209 million, an increase of 35 percent from the same period in 2013

•	Adjusted EBITDA for the second quarter increased more than 10 percent from the same period in 2013 to $651 million and Adjusted EBITDA margin increased 110 basis points

•	Management and franchise fees for the second quarter increased 14 percent from the same period in 2013 to $371 million

•	System-wide comparable RevPAR increased 6.7 percent for the second quarter on a currency neutral basis from the same period in 2013

•	U.S. comparable RevPAR increased 7.3 percent for the second quarter from the same period in 2013

•	Opened more than 8,000 rooms in the second quarter for a total of over 17,000 rooms for the first half of 2014

•	Approved 21,000 new rooms for development during the second quarter, growing its industry-leading development pipeline to 1,230 hotels, consisting of approximately 210,000 rooms, as of June 30, 2014

•
Reduced long-term debt by $250 million during the second quarter and another $150 million in July 2014, for a total of $600 million through July 2014; raised full year guidance for voluntary debt prepayments to between $800 million and $1.0 billion

•	Increased outlook for full year 2014 Adjusted EBITDA to between $2,425 million and $2,475 million

Overview

For the three months ended June 30, 2014, earnings per share ("EPS") was $0.21 compared to $0.17 for the three months ended June 30, 2013. Adjusted EBITDA increased over 10 percent to $651 million for the three months ended June 30, 2014, compared to $590 million for the three months ended June 30, 2013 and net income attributable to Hilton stockholders was $209 million for the three months ended June 30, 2014 compared to $155 million for the three months ended June 30, 2013.

For the six months ended June 30, 2014, EPS was $0.34 compared to $0.20 for the six months ended June 30, 2013. Adjusted EBITDA increased 15 percent to $1,195 million for the six months ended June 30, 2014, compared to $1,037 million for the six months ended June 30, 2013 and net income attributable to Hilton stockholders was $332 million for the six months ended June 30, 2014 compared to $189 million for the six months ended June 30, 2013.

Christopher J. Nassetta, President & Chief Executive Officer of Hilton Worldwide, said, "We had another great quarter led by a 6.7 percent increase in system-wide RevPAR, and as a result, we are increasing our Adjusted EBITDA and EPS outlook for the year.

"This quarter, we further expanded and diversified our brand portfolio with the launch of our newest brand, Curio - A Collection by Hilton," Nassetta added. "We continue to increase the global presence of our industry-leading brands, with over 8,000 new rooms opening during the second quarter. We also remain #1 in rooms under construction in every major region of the world, with an 18 percent share of all rooms under construction globally, totaling 542 hotels and 106,000 rooms.

"I am particularly proud that Hilton Worldwide continues to innovate to better serve our guests. For the first time in the industry, our guests can check-in, using their Hilton HHonors account on a mobile device, tablet or computer, and choose their exact room from digital floor plans before arriving at their hotel. This capability will be available at U.S.-based Hilton Worldwide properties across six of our brands by the end of the summer, and by the end of 2014, guests at more than 4,000 properties in 80-plus countries can experience this new technology. Moving forward, we will give guests even more choice and control with the ability to use their smart phones as a room key and are pleased to announce that by the end of 2015, all U.S. hotels across four brands will have this capability, with the entire global portfolio of brands following soon after."

Segment Highlights

Management and Franchise

Management and franchise fees were $371 million in the second quarter of 2014, an increase of 14 percent compared to the same period in 2013. Excluding $3 million of affiliate management fees that are not comparable year over year as a result of a modification to certain affiliate management agreements, management and franchise fees increased 13 percent. RevPAR at comparable managed and franchised hotels in the second quarter increased 7.0 percent on a currency neutral basis (a 6.8 percent increase in actual dollars) compared to the same period in 2013.

Ownership

Revenues from the ownership segment were $1,126 million in the second quarter of 2014, an increase of 4 percent from the same period in 2013. Ownership segment Adjusted EBITDA for the second quarter of 2014 was $291 million. Ownership segment Adjusted EBITDA increased 8 percent(1) from the same period in 2013 and Adjusted EBITDA margin increased approximately 100 basis points(1). RevPAR at comparable hotels in the ownership segment increased 4.8 percent on a currency neutral basis (a 5.9 percent increase in actual dollars) in the second quarter of 2014 compared to the same period in 2013, led by an increase in ADR of 4.6 percent at comparable ownership segment hotels in the United States. Outside of the United States, RevPAR at comparable ownership segment hotels increased by 2.4 percent on a currency neutral basis (a 5.0 percent increase in actual dollars).
____________

(1)
Excluding $3 million of affiliate management fees in the second quarter of 2014 that are not comparable year over year as a result of a modification to certain affiliate management agreements. Ownership segment Adjusted EBITDA margin is calculated as ownership segment Adjusted EBITDA divided by ownership segment revenues.

Timeshare

Timeshare segment Adjusted EBITDA for the second quarter of 2014 was $69 million, a 15 percent increase compared to the same period in 2013. Timeshare revenues increased 6 percent to $276 million in the second quarter of 2014 compared to the same period in 2013, led by an $8 million increase in revenue from resort operations compared to the second quarter of 2013, as well as a $4 million increase in timeshare sales revenue, including a $3 million increase in revenue from sales of timeshare units developed by third parties. During the second quarter of 2014, 57 percent of intervals sold were developed by third parties. Our supply of third-party developed timeshare intervals was approximately 88,000, or 82 percent of our total supply, as of June 30, 2014.

Development

Hilton Worldwide opened 56 hotels with over 8,000 rooms in the second quarter of 2014 and achieved net unit growth of over 7,000 rooms. On May 16, 2014, Hilton Worldwide entered a new country with the opening of the Hilton Garden Inn Astana, Kazakhstan, increasing Hilton Worldwide's global presence to 93 countries and territories.

On June 2, 2014, Hilton Worldwide launched a new brand: Curio - A Collection by Hilton. Created for travelers who seek local discovery and experiences, Curio will consist of a carefully selected collection of hotels that will retain their unique identity but are expected to deliver the many benefits of Hilton Worldwide's system, including the Hilton HHonors guest loyalty program. As of June 30, 2014, nine Curio properties comprising more than 4,100 rooms, including the SLS Las Vegas Hotel & Casino, were either in the pipeline or had signed letters of intent to be included in the collection.

As of June 30, 2014, Hilton Worldwide had the largest rooms pipeline in the lodging industry, according to Smith Travel Research, Inc. ("STR"), with approximately 210,000 rooms at 1,230 hotels throughout 75 countries and territories, of which 56 percent, or over 117,000 rooms, were located outside of the United States. Over half of the development pipeline, or over 106,000 rooms, were under construction. According to STR, Hilton Worldwide has the largest supply of rooms under construction in every major region of the world, as illustrated in the table below:

	Hilton Worldwide Rooms Under Construction
Market	% of Total	Industry Rank
Americas	20.4%	#1
Europe	19.7%	#1
Middle East & Africa	21.6%	#1
Asia Pacific	15.0%	#1
Global	17.9%	#1
____________
Source: STR Global New Development Pipeline (June 2014).

Balance Sheet and Liquidity

During the second quarter of 2014, Hilton made $250 million of voluntary prepayments on its senior secured term loan facility. In July 2014, an additional $150 million voluntary prepayment was made, bringing the total voluntary prepayments to $600 million through July 2014.

In June 2014, Hilton completed a securitization of approximately $357 million of gross timeshare financing receivables and issued approximately $304 million of 1.77 percent notes and approximately $46 million of 2.07 percent notes, which have a stated maturity date in November 2026. The proceeds from the asset-backed notes were used to reduce the outstanding balance on the non-recourse timeshare financing receivables credit facility (the "Timeshare Facility").

As of June 30, 2014, Hilton had $11.3 billion of outstanding indebtedness with a weighted average interest rate of 4.0 percent, excluding $997 million of non-recourse debt.

On June 27, 2014, the Company completed a successful secondary offering of 103,500,000 shares of Hilton Worldwide common stock by certain selling stockholders affiliated with The Blackstone Group L.P. at a price to the public of $22.50, resulting in gross proceeds of over $2.3 billion. Hilton Worldwide did not offer any shares of common stock or receive any proceeds from the sale of shares in this offering. In addition, none of Hilton Worldwide's officers or directors sold any shares of common stock beneficially owned by them in this offering. This offering nearly doubled the available public float of Hilton Worldwide common stock.

Total cash and cash equivalents were $829 million as of June 30, 2014, including $284 million of restricted cash and cash equivalents. No borrowings were outstanding under the $1.0 billion revolving credit facility as of June 30, 2014.

Outlook

Full Year 2014

•
System-wide RevPAR is expected to increase between 5.5 percent and 7.0 percent on a comparable and currency neutral basis, with ownership segment RevPAR expected to increase between 4.5 percent and 6.5 percent on a comparable and currency neutral basis as compared to 2013.

•	Adjusted EBITDA is projected to be between $2,425 million and $2,475 million.

•	Management and franchise fees are projected to increase approximately 11 percent to 13 percent.

•	Timeshare segment Adjusted EBITDA is projected to be between $315 million and $330 million.

•	Corporate expense and other is projected to increase between 3 percent and 5 percent, including incremental public company costs.

•	Diluted EPS, adjusted for special items, is projected to be between $0.67 and $0.70.

•	Capital expenditures, excluding timeshare inventory, are expected to be approximately $350 million.

•	Net unit growth is expected to be approximately 35,000 rooms to 40,000 rooms.

Third Quarter 2014

•	System-wide RevPAR is expected to increase between 5.5 percent and 7.0 percent on a comparable and currency neutral basis compared to the third quarter of 2013.

•	Adjusted EBITDA is expected to be between $610 million and $630 million.

•	Management and franchise fees are expected to increase approximately 10 percent to 12 percent.

•	Diluted EPS, adjusted for special items, is projected to be between $0.15 and $0.17.

Conference Call

Hilton Worldwide will host a conference call to discuss second quarter 2014 results on August 1, 2014 at 10:00 a.m. Eastern Time. Participants may listen to the live webcast by logging onto the Hilton Worldwide Investor Relations website at http://ir.hilton.com/investors/events-and-presentations. A replay and transcript of the webcast will be available within 24 hours after the live event at http://ir.hilton.com/investors/financial-reporting/quarterly-results.

Alternatively, participants may listen to the live call by dialing 1-877-201-0168 in the United States or 1-647-788-4901 internationally. Please use the conference ID 67361605. Participants are encouraged to dial into the call or link to the webcast at least fifteen minutes prior to the scheduled start time. A telephone replay will be available for seven days following the call. To access the telephone replay, dial 1-855-859-2056 using the Conference ID 67361605.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. These statements include, but are not limited to, statements related to the expectations regarding the performance of Hilton's business, financial results, liquidity and capital resources and other non-historical statements, including the statements in the "Outlook" section of this press release. You can identify these forward-looking statements by the use of words such as "outlook," "believes," "expects," "potential," "continues," "may," "will," "should," "could," "seeks," "projects," "predicts," "intends," "plans," "estimates," "anticipates" or the negative version of these words or other comparable words. Such forward-looking statements are subject to various risks and uncertainties, including those described under the section entitled "Part I —Item 1A. Risk Factors" of the Annual Report on Form 10-K for the fiscal year ended December 31, 2013, filed with the Securities and Exchange Commission ("SEC"), as such factors may be updated from time to time in Hilton's periodic filings with the SEC, which are accessible on the SEC's website at www.sec.gov. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this release and in Hilton's filings with the SEC. The Company undertakes no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as required by law.

Non-GAAP Financial Measures

The Company refers to certain non-GAAP financial measures in this press release, including net income and EPS, adjusted for special items, Adjusted EBITDA and Adjusted EBITDA margins and Net Debt. Please see the schedules to the press release for additional information and reconciliations of such non-GAAP financial measures.

About Hilton Worldwide

Hilton Worldwide is a leading global hospitality company, spanning the lodging sector from luxury and full-service hotels and resorts to extended-stay suites and focused-service hotels. For nearly 100 years, Hilton Worldwide has been dedicated to continuing its tradition of providing exceptional guest experiences. The Company’s portfolio of 11 world-class global brands is comprised of 4,202 managed, franchised, owned and leased hotels and timeshare properties, with 693,980 rooms in 93 countries and territories, including Waldorf Astoria Hotels & Resorts, Conrad Hotels & Resorts, Hilton Hotels & Resorts, DoubleTree by Hilton, Embassy Suites Hotels, Hilton Garden Inn, Hampton Hotels, Homewood Suites by Hilton, Home2 Suites by Hilton, Hilton Grand Vacations and the newest brand, Curio - A Collection by Hilton. The Company also manages an award-winning customer loyalty program, Hilton HHonors®.

HILTON WORLDWIDE HOLDINGS INC.
EARNINGS RELEASE SCHEDULES

HILTON WORLDWIDE HOLDINGS INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in millions, except per share data)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013
Revenues
Owned and leased hotels	$1,117	$1,070	$2,062	$1,984
Management and franchise fees and other	354	299	666	561
Timeshare	276	261	555	507
	1,747	1,630	3,283	3,052
Other revenues from managed and franchised properties	920	750	1,747	1,591
Total revenues	2,667	2,380	5,030	4,643

Expenses
Owned and leased hotels	833	804	1,604	1,547
Timeshare	188	181	365	351
Depreciation and amortization	158	149	311	309
General, administrative and other	133	92	230	189
	1,312	1,226	2,510	2,396
Other expenses from managed and franchised properties	920	750	1,747	1,591
Total expenses	2,232	1,976	4,257	3,987

Operating income	435	404	773	656

Interest income	5	1	6	3
Interest expense	(158)	(131)	(311)	(274)
Equity in earnings from unconsolidated affiliates	8	7	12	8
Gain (loss) on foreign currency transactions	32	(39)	46	(82)
Other gain (loss), net	11	(1)	14	6

Income before income taxes	333	241	540	317

Income tax expense	(121)	(84)	(204)	(122)

Net income	212	157	336	195
Net income attributable to noncontrolling interests	(3)	(2)	(4)	(6)
Net income attributable to Hilton stockholders	$209	$155	$332	$189

Weighted average shares outstanding
Basic and diluted	985	921	985	921

Earnings per share
Basic and diluted	$0.21	$0.17	$0.34	$0.20

HILTON WORLDWIDE HOLDINGS INC.
SEGMENT ADJUSTED EBITDA
(unaudited, in millions)

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013
Management and franchise(1)	$371	$326	$702	$608
Ownership(1)(2)(3)(4)	291	271	470	445
Timeshare(1)(2)	69	60	154	119
Corporate and other(3)	(80)	(67)	(131)	(135)
Adjusted EBITDA(5)	$651	$590	$1,195	$1,037
____________

(1)
Includes management, royalty and intellectual property fees of $29 million and $26 million for the three months ended June 30, 2014 and 2013, respectively, and $56 million and $47 million for the six months ended June 30, 2014 and 2013, respectively. These fees are charged to consolidated owned and leased properties and were eliminated in the condensed consolidated financial statements. Also includes a licensing fee of $11 million and $13 million for the three months ended June 30, 2014 and 2013, respectively, and $22 million and $25 million for the six months ended June 30, 2014 and 2013, respectively, which is charged to the timeshare segment by the management and franchise segment and was eliminated in the condensed consolidated financial statements. While the net effect is zero, the measures of segment revenues and Adjusted EBITDA include these fees as a benefit to the management and franchise segment and a cost to ownership Adjusted EBITDA and timeshare Adjusted EBITDA.

(2)
Includes charges to timeshare operations for rental fees and fees for other amenities, which were eliminated in the condensed consolidated financial statements. These charges totaled $8 million and $7 million for the three months ended June 30, 2014 and 2013, respectively, and $14 million and $12 million for the six months ended June 30, 2014 and 2013, respectively. While the net effect is zero, the measures of segment revenues and Adjusted EBITDA include these fees as a benefit to the ownership segment and a cost to timeshare Adjusted EBITDA.

(3)
Includes charges to consolidated owned and leased properties for services provided by a wholly owned laundry business of $2 million and $3 million for the three months ended June 30, 2014 and 2013, respectively, and $4 million and $5 million for the six months ended June 30, 2014 and 2013, respectively. Also includes other intercompany charges of $1 million for the three months ended June 30, 2014 and 2013 and $2 million for the six months ended June 30, 2014 and 2013.

(4)	Includes unconsolidated affiliate Adjusted EBITDA.

(5)	See page 17 for a reconciliation of net income attributable to Hilton stockholders to Adjusted EBITDA.

HILTON WORLDWIDE HOLDINGS INC.
COMPARABLE AND CURRENCY NEUTRAL SYSTEM-WIDE HOTEL OPERATING STATISTICS
BY REGION
(unaudited)

	Three Months Ended June 30,
	Occupancy			ADR		RevPAR
	2014	vs. 2013		2014	vs. 2013	2014	vs. 2013
Americas	79.5%	2.2%	pts.	$138.61	4.4%	$110.20	7.4%
Europe	78.7	2.2		179.87	1.5	141.59	4.4
Middle East & Africa	62.3	(3.7)		155.17	2.3	96.67	(3.4)
Asia Pacific	66.1	1.7		159.19	2.1	105.17	4.8
System-wide	78.4	2.0		143.19	4.0	112.20	6.7

	Six Months Ended June 30,
	Occupancy			ADR		RevPAR
	2014	vs. 2013		2014	vs. 2013	2014	vs. 2013
Americas	75.2%	2.1%	pts.	$136.91	4.1%	$102.92	7.1%
Europe	72.1	2.3		171.59	1.9	123.74	5.2
Middle East & Africa	61.7	(2.8)		162.58	2.4	100.38	(2.0)
Asia Pacific	66.6	2.1		161.81	3.3	107.69	6.7
System-wide	74.2	2.0		141.31	3.8	104.79	6.6

HILTON WORLDWIDE HOLDINGS INC.
COMPARABLE AND CURRENCY NEUTRAL SYSTEM-WIDE HOTEL OPERATING STATISTICS
BY BRAND
(unaudited)

	Three Months Ended June 30,
	Occupancy			ADR		RevPAR
	2014	vs. 2013		2014	vs. 2013	2014	vs. 2013
Waldorf Astoria Hotels & Resorts	75.6%	0.9%	pts.	$316.52	5.3%	$239.15	6.6%
Conrad Hotels & Resorts	69.3	4.6		263.30	4.7	182.56	12.2
Hilton Hotels & Resorts	77.4	1.0		170.45	3.5	132.00	4.9
DoubleTree by Hilton	78.3	2.2		136.44	4.6	106.79	7.7
Embassy Suites Hotels	81.2	1.5		147.66	4.1	119.92	6.1
Hilton Garden Inn	79.9	2.7		128.46	3.9	102.63	7.6
Hampton Hotels	77.5	2.4		116.57	4.5	90.32	7.9
Homewood Suites by Hilton	82.8	2.6		126.33	4.8	104.58	8.1
Home2 Suites by Hilton	84.8	7.2		107.43	2.1	91.08	11.5
System-wide	78.4	2.0		143.19	4.0	112.20	6.7

	Six Months Ended June 30,
	Occupancy			ADR		RevPAR
	2014	vs. 2013		2014	vs. 2013	2014	vs. 2013
Waldorf Astoria Hotels & Resorts	75.2%	0.3%	pts.	$323.69	5.9%	$243.50	6.3%
Conrad Hotels & Resorts	65.9	2.7		263.94	6.0	173.92	10.6
Hilton Hotels & Resorts	74.0	1.2		168.34	3.6	124.61	5.4
DoubleTree by Hilton	74.3	2.4		132.51	4.1	98.47	7.6
Embassy Suites Hotels	77.9	1.8		147.23	4.6	114.73	7.0
Hilton Garden Inn	75.3	2.8		125.67	3.3	94.60	7.3
Hampton Hotels	72.1	2.2		114.12	4.0	82.24	7.2
Homewood Suites by Hilton	79.2	2.5		124.94	4.4	98.91	7.7
Home2 Suites by Hilton	80.1	6.2		106.02	1.9	84.89	10.4
System-wide	74.2	2.0		141.31	3.8	104.79	6.6

HILTON WORLDWIDE HOLDINGS INC.
COMPARABLE AND CURRENCY NEUTRAL SYSTEM-WIDE HOTEL OPERATING STATISTICS
BY SEGMENT
(unaudited)

	Three Months Ended June 30,
	Occupancy			ADR		RevPAR
	2014	vs. 2013		2014	vs. 2013	2014	vs. 2013
Ownership(1)	80.7%	1.4%	pts.	$200.79	3.0%	$162.04	4.8%
U.S.	84.4	1.5		204.10	4.6	172.27	6.4
International (non-U.S.)	76.0	1.3		196.11	0.7	149.02	2.4

Management and franchise	78.1	2.0		136.74	4.2	106.80	7.0
U.S.	79.6	2.2		133.69	4.4	106.37	7.4
International (non-U.S.)	71.3	1.1		152.46	3.4	108.74	5.0

System-wide	78.4	2.0		143.19	4.0	112.20	6.7
U.S.	79.9	2.2		138.81	4.4	110.91	7.3
International (non-U.S.)	72.3	1.1		162.18	2.7	117.27	4.3

	Six Months Ended June 30,
	Occupancy			ADR		RevPAR
	2014	vs. 2013		2014	vs. 2013	2014	vs. 2013
Ownership(1)	76.5%	1.2%	pts.	$194.85	3.3%	$149.00	4.9%
U.S.	80.6	1.2		198.35	4.1	159.80	5.7
International (non-U.S.)	71.2	1.1		189.83	2.0	135.25	3.7

Management and franchise	73.9	2.1		135.30	3.9	100.00	6.9
U.S.	75.0	2.2		131.83	4.0	98.90	7.1
International (non-U.S.)	68.7	1.6		152.79	3.6	105.04	6.1

System-wide	74.2	2.0		141.31	3.8	104.79	6.6
U.S.	75.4	2.1		136.72	4.0	103.09	7.0
International (non-U.S.)	69.3	1.5		160.85	3.1	111.43	5.4
____________

(1)	Includes owned and leased hotels, as well as hotels owned or leased by entities in which Hilton owns a noncontrolling interest.

HILTON WORLDWIDE HOLDINGS INC.
MANAGEMENT AND FRANCHISE FEES AND OTHER REVENUES
(unaudited, dollars in millions)

	Three Months Ended June 30,		Increase / (Decrease)
	2014	2013	$	%
Management fees:
Base fees(1)	$88	$79	9	11.4
Incentive fees(1)	31	27	4	14.8
Total base and incentive fees	119	106	13	12.3
Other management fees(2)	5	5	—	—
Total management fees	124	111	13	11.7
Franchise fees(3)	247	215	32	14.9
Total management and franchise fees	371	326	45	13.8
Other revenues(4)	25	15	10	66.7
Intersegment fees elimination(1)(3)(4)	(42)	(42)	—	—
Management and franchise fees and other revenues	$354	$299	55	18.4

	Six Months Ended June 30,		Increase / (Decrease)
	2014	2013	$	%
Management fees:
Base fees(1)	$167	$146	21	14.4
Incentive fees(1)	65	56	9	16.1
Total base and incentive fees	232	202	30	14.9
Other management fees(2)	12	11	1	9.1
Total management fees	244	213	31	14.6
Franchise fees(3)	458	395	63	15.9
Total management and franchise fees	702	608	94	15.5
Other revenues(4)	46	30	16	53.3
Intersegment fees elimination(1)(3)(4)	(82)	(77)	(5)	6.5
Management and franchise fees and other revenues	$666	$561	105	18.7
____________

(1)
Includes management, royalty and intellectual property fees earned from consolidated owned and leased properties of $29 million and $26 million for the three months ended June 30, 2014 and 2013, respectively, and $56 million and $47 million for the six months ended June 30, 2014 and 2013, respectively.

(2)	Includes timeshare homeowners' association, early termination, product improvement plan and other fees.

(3)
Includes a licensing fee earned from the timeshare segment of $11 million and $13 million for the three months ended June 30, 2014 and 2013, respectively, and $22 million and $25 million for the six months ended June 30, 2014 and 2013, respectively.

(4)
Includes charges to consolidated owned and leased properties for services provided by a wholly owned laundry business of $2 million and $3 million for the three months ended June 30, 2014 and 2013, respectively, and $4 million and $5 million for the six months ended June 30, 2014 and 2013, respectively.

HILTON WORLDWIDE HOLDINGS INC.
TIMESHARE REVENUES AND OPERATING EXPENSES
(unaudited, dollars in millions)

	Three Months Ended June 30,		Increase / (Decrease)
	2014	2013	$	%
Revenues
Timeshare sales	$195	$191	4	2.1
Resort operations	48	40	8	20.0
Financing and other	33	30	3	10.0
	$276	$261	15	5.7

Operating Expenses
Timeshare sales	$142	$136	6	4.4
Resort operations	32	31	1	3.2
Financing and other	14	14	—	—
	$188	$181	7	3.9

	Six Months Ended June 30,		Increase / (Decrease)
	2014	2013	$	%
Revenues
Timeshare sales	$394	$367	27	7.4
Resort operations	97	78	19	24.4
Financing and other	64	62	2	3.2
	$555	$507	48	9.5

Operating Expenses
Timeshare sales	$277	$264	13	4.9
Resort operations	62	58	4	6.9
Financing and other	26	29	(3)	(10.3)
	$365	$351	14	4.0

HILTON WORLDWIDE HOLDINGS INC.
HOTEL AND TIMESHARE PROPERTY SUMMARY
As of June 30, 2014

	Owned / Leased(1)		Managed		Franchised		Total
	Hotels	Rooms	Hotels	Rooms	Hotels	Rooms	Hotels	Rooms
Waldorf Astoria Hotels & Resorts
U.S.	2	1,601	12	5,798	—	—	14	7,399
Americas (excluding U.S.)	—	—	1	248	1	984	2	1,232
Europe	2	463	4	898	—	—	6	1,361
Middle East & Africa	—	—	3	703	—	—	3	703
Asia Pacific	—	—	2	431	—	—	2	431
Conrad Hotels & Resorts
U.S.	—	—	4	1,335	—	—	4	1,335
Americas (excluding U.S.)	—	—	—	—	1	294	1	294
Europe	1	191	2	705	—	—	3	896
Middle East & Africa	1	587	2	641	—	—	3	1,228
Asia Pacific	—	—	11	3,422	1	636	12	4,058
Hilton Hotels & Resorts
U.S.	23	21,107	41	24,659	176	52,932	240	98,698
Americas (excluding U.S.)	3	1,836	22	7,599	18	5,489	43	14,924
Europe	73	18,922	58	16,993	20	5,237	151	41,152
Middle East & Africa	6	2,276	44	13,992	1	410	51	16,678
Asia Pacific	8	3,952	52	19,819	8	2,980	68	26,751
DoubleTree by Hilton
U.S.	12	4,456	27	8,057	244	59,754	283	72,267
Americas (excluding U.S.)	—	—	3	637	12	2,301	15	2,938
Europe	—	—	12	3,676	38	6,308	50	9,984
Middle East & Africa	—	—	7	1,464	3	429	10	1,893
Asia Pacific	—	—	27	8,250	2	965	29	9,215
Embassy Suites Hotels
U.S.	15	3,747	38	10,115	157	36,185	210	50,047
Americas (excluding U.S.)	—	—	3	653	5	1,270	8	1,923
Hilton Garden Inn
U.S.	2	290	5	635	525	71,651	532	72,576
Americas (excluding U.S.)	—	—	5	685	24	3,683	29	4,368
Europe	—	—	19	3,474	12	1,751	31	5,225
Middle East & Africa	—	—	1	180	—	—	1	180
Asia Pacific	—	—	5	748	—	—	5	748
Hampton Hotels
U.S.	1	130	50	6,238	1,822	175,811	1,873	182,179
Americas (excluding U.S.)	—	—	6	729	55	6,821	61	7,550
Europe	—	—	6	974	23	3,530	29	4,504
Asia Pacific	—	—	—	—	1	72	1	72
Homewood Suites by Hilton
U.S.	—	—	37	4,267	293	32,473	330	36,740
Americas (excluding U.S.)	—	—	2	224	14	1,602	16	1,826
Home2 Suites by Hilton
U.S.	—	—	—	—	33	3,534	33	3,534
Americas (excluding U.S.)	—	—	1	97	—	—	1	97
Other	3	1,272	5	944	—	—	8	2,216
Lodging	152	60,830	517	149,290	3,489	477,102	4,158	687,222
Hilton Grand Vacations	—	—	44	6,758	—	—	44	6,758
Total	152	60,830	561	156,048	3,489	477,102	4,202	693,980
____________

(1)	Includes hotels owned or leased by entities in which Hilton owns a noncontrolling interest.

HILTON WORLDWIDE HOLDINGS INC.
CAPITAL EXPENDITURES
(unaudited, dollars in millions)

	Three Months Ended June 30,		Increase / (Decrease)
	2014	2013	$	%
Hotel property and equipment	$64	$63	1	1.6
Timeshare property and equipment	1	1	—	—
Corporate & other property and equipment	2	—	2	NM(1)
Total capital expenditures for property and equipment	67	64	3	4.7
Software capitalization costs	17	15	2	13.3
Contract acquisition costs	5	9	(4)	(44.4)
Expenditures for timeshare inventory net of costs of sales(2)	(26)	(8)	(18)	NM(1)
Total capital expenditures	$63	$80	(17)	(21.3)

	Six Months Ended June 30,		Increase / (Decrease)
	2014	2013	$	%
Hotel property and equipment	$106	$116	(10)	(8.6)
Timeshare property and equipment	1	2	(1)	(50.0)
Corporate & other property and equipment	3	3	—	—
Total capital expenditures for property and equipment	110	121	(11)	(9.1)
Software capitalization costs	32	26	6	23.1
Contract acquisition costs	21	10	11	NM(1)
Expenditures for timeshare inventory net of costs of sales(2)	(26)	(21)	(5)	23.8
Total capital expenditures	$137	$136	1	0.7
____________

(1)	Fluctuation in terms of percentage change is not meaningful.

(2)
Timeshare capital expenditures for inventory additions were $8 million and $25 million for the three months ended June 30, 2014 and 2013, respectively, and $44 million and $40 million for the six months ended June 30, 2014 and 2013, respectively, and timeshare costs of sales were $34 million and $33 million for the three months ended June 30, 2014 and 2013, respectively, and $70 million and $61 million for the six months ended June 30, 2014 and 2013, respectively.

HILTON WORLDWIDE HOLDINGS INC.
NON-GAAP FINANCIAL MEASURES RECONCILIATIONS
NET INCOME AND EPS, ADJUSTED FOR SPECIAL ITEMS
(unaudited, in millions, except per share data)

	Three Months Ended June 30,
	2014	2013
Net income attributable to Hilton stockholders, as reported	$209	$155

Share-based compensation expense(1)	6	—
Net gains on asset dispositions(2)	(11)	—
Secondary offering expenses(3)	6	—
Total special items before tax	1	—
Income tax benefit (expense) on special items	(1)	—
Net income, adjusted for special items	$209	$155

Basic and diluted EPS, as reported	$0.21	$0.17
Total per share special items before tax	—	—
Per share income tax benefit (expense) on special items	—	—
Basic and diluted EPS, adjusted for special items	$0.21	$0.17

	Six Months Ended June 30,
	2014	2013
Net income attributable to Hilton stockholders, as reported	$332	$189

Share-based compensation expense(1)	19	—
Net gains on asset dispositions(2)	(11)	—
Secondary offering expenses(3)	6	—
Total special items before tax	14	—
Income tax benefit (expense) on special items	(1)	—
Net income, adjusted for special items	$345	$189

Basic and diluted EPS, as reported	$0.34	$0.20
Total per share special items before tax	0.01	—
Per share income tax benefit (expense) on special items	—	—
Basic and diluted EPS, adjusted for special items	$0.35	$0.20
____________

(1)
Expense was recognized in general, administrative and other expenses during the three and six months ended June 30, 2014 related to the share-based compensation prior to and in connection with the initial public offering. Amount excludes share-based compensation expense related to awards issued under the 2013 Omnibus Incentive Plan.

(2)	Net gains were recognized in other gain (loss), net during the three and six months ended June 30, 2014 related to the disposition of property and equipment and investments in affiliates.

(3)
Expense was recognized in general, administrative and other expenses during the three and six months ended June 30, 2014 related to costs incurred in connection with the secondary equity offering by certain selling stockholders.

HILTON WORLDWIDE HOLDINGS INC.
NON-GAAP FINANCIAL MEASURES RECONCILIATIONS
ADJUSTED EBITDA AND ADJUSTED EBITDA MARGIN
(unaudited, dollars in millions)

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013
Net income attributable to Hilton stockholders	$209	$155	$332	$189
Interest expense	158	131	311	274
Interest expense included in equity in earnings from unconsolidated affiliates	3	2	6	6
Income tax expense	121	84	204	122
Depreciation and amortization	158	149	311	309
Depreciation and amortization included in equity in earnings from unconsolidated affiliates	7	7	15	15
EBITDA	656	528	1,179	915
Net income attributable to noncontrolling interests	3	2	4	6
Loss (gain) on foreign currency transactions	(32)	39	(46)	82
FF&E replacement reserve	12	10	23	17
Share-based compensation expense	6	1	19	3
Other loss (gain), net(1)	(11)	1	(14)	(6)
Other adjustment items(2)	17	9	30	20
Adjusted EBITDA	$651	$590	$1,195	$1,037
____________

(1)	Represents gains and losses on the dispositions of property and equipment and investments in affiliates and lease restructuring transactions.

(2)	Represents adjustments for secondary offering, reorganization costs, severance and other items.

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013
Total revenues, as reported	$2,667	$2,380	$5,030	$4,643

Less: other revenues from managed and franchised properties	(920)	(750)	(1,747)	(1,591)
Total revenues, excluding other revenues from managed and franchised properties	$1,747	$1,630	$3,283	$3,052

Adjusted EBITDA	$651	$590	$1,195	$1,037

Adjusted EBITDA margin	37.3%	36.2%	36.4%	34.0%

HILTON WORLDWIDE HOLDINGS INC.
NON-GAAP FINANCIAL MEASURES RECONCILIATIONS
NET DEBT
(unaudited, in millions)

	June 30,	December 31,
	2014	2013
Long-term debt, including current maturities	$11,317	$11,755
Non-recourse debt, including current maturities(1)	299	296
Total long-term debt and non-recourse debt	11,616	12,051
Add: Hilton's share of unconsolidated affiliate debt	264	302
Less: cash and cash equivalents	(545)	(594)
Less: restricted cash and cash equivalents	(284)	(266)
Net debt	$11,051	$11,493
____________

(1)	Excludes the Timeshare Facility and the notes related to the securitization transactions.

HILTON WORLDWIDE HOLDINGS INC.
NON-GAAP FINANCIAL MEASURES RECONCILIATIONS
OUTLOOK: ADJUSTED EBITDA
FORECASTED 2014
(in millions)

	Three Months Ended September 30, 2014
	Low Case	High Case
Net income attributable to Hilton stockholders	$146	$159
Interest expense	152	152
Interest expense included in equity in earnings (losses) from unconsolidated affiliates	3	3
Income tax expense	101	108
Depreciation and amortization	160	160
Depreciation and amortization included in equity in earnings (losses) from unconsolidated affiliates	10	10
EBITDA	572	592
Net income attributable to noncontrolling interests	6	6
FF&E replacement reserve	16	16
Share-based compensation expense	6	6
Other adjustment items(1)	10	10
Adjusted EBITDA	$610	$630

	Year Ended December 31, 2014
	Low Case	High Case
Net income attributable to Hilton stockholders	$631	$660
Interest expense	614	615
Interest expense included in equity in earnings (losses) from unconsolidated affiliates	11	11
Income tax expense	410	430
Depreciation and amortization	631	631
Depreciation and amortization included in equity in earnings (losses) from unconsolidated affiliates	35	35
EBITDA	2,332	2,382
Net income attributable to noncontrolling interests	18	18
Gain on foreign currency transactions	(46)	(46)
FF&E replacement reserve	55	55
Share-based compensation expense	30	30
Other gain, net(2)	(14)	(14)
Other adjustment items(1)	50	50
Adjusted EBITDA	$2,425	$2,475
____________

(1)	Represents adjustments for reorganization costs, severance and other items.

(2)	Represents gains and losses on the dispositions of property and equipment and investments in affiliates.

HILTON WORLDWIDE HOLDINGS INC.
NON-GAAP FINANCIAL MEASURES RECONCILIATIONS
OUTLOOK: NET INCOME AND EPS, ADJUSTED FOR SPECIAL ITEMS
FORECASTED 2014
(in millions, except per share data)

	Three Months Ended September 30, 2014
	Low Case	High Case
Net income attributable to Hilton stockholders, before special items	$146	$159

Share-based compensation expense(1)	6	6
Total special items before tax	6	6
Income tax benefit (expense) on special items	—	—
Net income, adjusted for special items	$152	$165

Basic and diluted EPS, before special items	$0.14	$0.16
Total per share special items before tax	0.01	0.01
Per share income tax benefit (expense) on special items	—	—
Basic and diluted EPS, adjusted for special items	$0.15	$0.17

	Year Ended December 31, 2014
	Low Case	High Case
Net income attributable to Hilton stockholders, before special items	$631	$660

Share-based compensation expense(1)	30	30
Net gains on asset dispositions(2)	(11)	(11)
Secondary offering expenses(3)	6	6
Total special items before tax	25	25
Income tax expense on special items	(1)	(1)
Net income, adjusted for special items	$655	$684

Basic and diluted EPS, before special items	$0.64	$0.67
Total per share special items before tax	0.03	0.03
Per share income tax benefit (expense) on special items	—	—
Basic and diluted EPS, adjusted for special items	$0.67	$0.70
____________

(1)
Expense related to the share-based compensation prior to and in connection with the initial public offering. Amount excludes share-based compensation related to awards issued under the 2013 Omnibus Incentive Plan.

(2)	Net gains related to the disposition of property and equipment and investments in affiliates.

(3)	Expense related to costs incurred in connection with the secondary equity offering by certain selling stockholders.

HILTON WORLDWIDE HOLDINGS INC.
DEFINITIONS

EBITDA, Adjusted EBITDA and Adjusted EBITDA Margin

Earnings before interest expense, taxes and depreciation and amortization ("EBITDA"), presented herein, is a financial measure not recognized under generally accepted accounting principles in the United States ("U.S. GAAP") that reflects net income attributable to Hilton stockholders, excluding interest expense, a provision for income taxes and depreciation and amortization. The Company considers EBITDA to be a useful measure of operating performance, due to the significance of the Company's long-lived assets and level of indebtedness.

Adjusted EBITDA, presented herein, is calculated as EBITDA, as previously defined, further adjusted to exclude certain items, including, but not limited to, gains, losses and expenses in connection with: (i) asset dispositions for both consolidated and unconsolidated investments; (ii) foreign currency transactions; (iii) debt restructurings/retirements; (iv) non-cash impairment losses; (v) furniture, fixtures and equipment ("FF&E") replacement reserves required under certain lease agreements; (vi) reorganization costs; (vii) share-based and certain other compensation expenses prior to and in connection with the Company's initial public offering; (viii) severance, relocation and other expenses; and (ix) other items.

Adjusted EBITDA Margin represents Adjusted EBITDA as a percentage of total revenues, excluding other revenues from managed and franchised properties.

EBITDA, Adjusted EBITDA and Adjusted EBITDA Margin are not recognized terms under U.S. GAAP and should not be considered as alternatives to net income (loss) or other measures of financial performance or liquidity derived in accordance with U.S. GAAP. In addition, the Company's definitions of EBITDA, Adjusted EBITDA and Adjusted EBITDA Margin may not be comparable to similarly titled measures of other companies.

The Company believes that EBITDA, Adjusted EBITDA and Adjusted EBITDA Margin provide useful information to investors about the Company and its financial condition and results of operations for the following reasons: (i) EBITDA, Adjusted EBITDA and Adjusted EBITDA Margin are among the measures used by the Company's management team to evaluate its operating performance and make day-to-day operating decisions; and (ii) EBITDA, Adjusted EBITDA and Adjusted EBITDA Margin are frequently used by securities analysts, investors and other interested parties as a common performance measure to compare results or estimate valuations across companies in the industry.

EBITDA, Adjusted EBITDA and Adjusted EBITDA Margin have limitations as analytical tools and should not be considered either in isolation or as a substitute for net income (loss), cash flow or other methods of analyzing results as reported under U.S. GAAP.

Net Income and EPS, Adjusted for Special Items

Net income and EPS, adjusted for special items, are not recognized terms under U.S. GAAP and should not be considered as alternatives to net income (loss) or other measures of financial performance or liquidity derived in accordance with U.S. GAAP. In addition, the Company's definition of Net income and EPS, adjusted for special items, may not be comparable to similarly titled measures of other companies.

Net income and EPS, adjusted for special items, are included to assist investors in performing meaningful comparisons of past, present and future operating results and as a means of highlighting the results of the Company's ongoing operations.

Net Debt

Net Debt, presented herein, is a non-GAAP financial measure that the Company uses to evaluate its financial leverage. Net Debt is calculated as (i) long-term debt, including current maturities; (ii) non-recourse debt, including current maturities and excluding amounts secured by timeshare financing receivables; (iii) the Company's share of investments in affiliate debt; reduced by (iv) cash and cash equivalents; and (v) restricted cash and cash equivalents.

The Company believes Net Debt provides useful information about its indebtedness to investors as it is frequently used by securities analysts, investors and other interested parties to compare the indebtedness of companies. Net Debt should not be considered as a substitute to debt presented in accordance with U.S. GAAP. Net debt may not be comparable to a similarly titled measure of other companies.

Comparable Hotels

The Company defines comparable hotels as those that: (i) were active and operating in the Company's system for at least one full calendar year as of the end of the current period, and open January 1st of the previous year; (ii) have not undergone a change in brand or ownership during the current or comparable periods reported; and (iii) have not sustained substantial property damage, business interruption, undergone large-scale capital projects or for which comparable results are not available.

Of the 4,158 hotels in the Company's system as of June 30, 2014, 3,598 were classified as comparable hotels. The 560 non-comparable hotels included 37 properties, or less than one percent of the total hotels in the system, that were removed from the comparable group during the last twelve months because they sustained substantial property damage, business interruption, underwent large-scale capital projects or comparable results were not available.

Occupancy

Occupancy represents the total number of room nights sold divided by the total number of room nights available at a hotel or group of hotels. Occupancy measures the utilization of the hotels' available capacity. Management uses occupancy to gauge demand at a specific hotel or group of hotels in a given period. Occupancy levels also help management determine achievable Average Daily Rate ("ADR") levels as demand for hotel rooms increases or decreases.

Average Daily Rate ("ADR")

ADR represents hotel room revenue divided by total number of room nights sold in a given period. ADR measures average room price attained by a hotel and ADR trends provide useful information concerning the pricing environment and the nature of the customer base of a hotel or group of hotels. ADR is a commonly used performance measure in the industry, and management uses ADR to assess pricing levels that the Company is able to generate by type of customer, as changes in rates have a different effect on overall revenues and incremental profitability than changes in occupancy, as described above.

Revenue per Available Room ("RevPAR")

The Company calculates RevPAR by dividing hotel room revenue by room nights available to guests for a given period. Management considers RevPAR to be a meaningful indicator of the Company's performance as it provides a metric correlated to two primary and key drivers of operations at Hilton hotels: occupancy and ADR. RevPAR is also a useful indicator in measuring performance over comparable periods for comparable hotels.

References to RevPAR, ADR and occupancy throughout this press release are presented on a comparable basis and references to RevPAR and ADR are presented on a currency neutral basis (all periods use the same exchange rates), unless otherwise noted.